As filed with the Securities and Exchange Commission on May 3, 1996.
                                         Registration No. 33-

                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                          FORM S-8

                   REGISTRATION STATEMENT UNDER
                    THE SECURITIES ACT OF 1933

                         RUBY TUESDAY, INC.
          (Exact Name of Registrant as Specified in its Charter)

                    GEORGIA                   63-0475239
        (State or Other Jurisdiction of     (I.R.S. Employer
         Incorporation or Organization)     Identification No.)

               4721 MORRISON DRIVE, MOBILE, ALABAMA    36625
           (Address of Principal Executive Offices)    (Zip Code)

                      DEFERRED COMPENSATION PLAN
                       (Full Title of the Plan)
                         Pfilip G. Hunt, Esq.
                          Ruby Tuesday, Inc.
                4721 Morrison Drive, Mobile, Alabama 36625
                  (Name and Address of Agent for Service)

                           (334) 344-3000
       (Telephone Number, Including Area Code, of Agent for Service)
                             Copy to:
                      Gabriel Dumitrescu, Esq.
                   Powell, Goldstein, Frazer & Murphy
                     191 Peachtree Street, N.E.
                          Sixteenth Floor
                      Atlanta, Georgia 30303

                      CALCULATION OF REGISTRATION FEE
                              Proposed     Proposed
Title of                      Maximum      Maximum
Securities         Amount     Offering     Aggregate       Amount of
to be              to be      Price Per    Offering      Registration
Registered       Registered   Share        Price             Fee

Deferred
Compensation     $6,000,000(1)  100%(2)   $6,000,000(2)    $2,068.98(2)
Plan Obligations

Common Stock,     300,000
$0.01 par value   shares(3)

Series A Junior
Participating     300,000
Preferred Stock   rights
Purchase Rights(4)

(1) The Registrant's Deferred Compensation Plan (the "Plan") Obligations are unsecured obligations of the Registrant to pay benefits in the future in accordance with the terms of the Plan for a select group of eligible employees.
(2) Estimated solely for the purpose of determining the registration fee.
(3) Representing shares of the Registrant's common stock, $.01 par value (the "Common Stock") that may be issued and sold by the Registrant in connection with the Plan. These shares will be issued for no additional consideration and, therefore, no additional fee is required. This Registration Statement also covers such indeterminable number of additional shares as may become issuable to prevent dilution in the event of stock splits, stock dividends or similar transactions pursuant to the terms of the Plan.
(4) The Series A Junior Participating Preferred Stock Purchase Rights (the "Rights") are attached to the shares of Common Stock being registered hereby and will be issued for no additional consideration. Therefore, no additional registration fee is required for the registration of the Rights.

Incorporation by reference of contents of Registration Statement on Form S-8 (File No. 33-32697).

     The contents of the Registration Statement on Form S-8 filed by the Registrant on December 22, 1989, as amended by the Post-Effective Amendment No. 1 to such Form S-8 filed by the Registrant on April 29, 1996 (File No. 33-32697), relating to the Plan are hereby incorporated by reference pursuant to General Instruction E to Form S-8.


Item 8.  Exhibits.

     The following opinions and consents are filed with this Registration Statement.

Exhibit
Number   Description

5       Opinion of counsel with respect to the securities being registered.

23.1    Consent of counsel (included in Exhibit 5).

23.2    Consent of independent auditors.

24      Power of Attorney (see signature pages to this Registration Statement).

                             SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Mobile, Alabama, on the 27th day of March, 1996.

                                      RUBY TUESDAY, INC.


                                      By:/s/ Samuel E. Beall, III
                                             Samuel E. Beall, III,
                                             Chairman of the Board and
                                             Chief Executive Officer



                       POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Samuel E. Beall, III and Pfilip G. Hunt, and either of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the date indicated.

Signature    Title  Date


/s/ Samuel E. Beall, III  Chief Executive Officer              March 27, 1996
Samuel E. Beall, III      and Chairman of the Board
                          (Principal Executive Officer)


/s/ J. Russell Mothershed  Senior Vice President, Finance      March 27, 1996
J. Russell Mothershed      (Principal Financial Officer)

/s/ Arthur R. Outlaw      Vice Chairman of                     March 27, 1996
Arthur R. Outlaw          the Board


/s/ Claire L. Arnold       Director                            March 27, 1996
Claire L. Arnold


/s/ John B. McKinnon        Director                           March 27, 1996
John B. McKinnon


/s/ Dr. Benjamin F. Payton  Director                           March 27, 1996
Dr. Benjamin F. Payton


/s/ Dr. Donald Ratajczak    Director                           March 27, 1996
Dr. Donald Ratajczak


/s/ Dolph W. von Arx        Director                           March 27, 1996
Dolph W. von Arx

                             Exhibit Index
Exhibit                                                              Page
Number       Description                                             Number

5     Opinion of counsel with respect to the securities being registered.

23.1  Consent of counsel (included in Exhibit 5).

23.2  Consent of independent auditors.

24    Power of Attorney (see signature pages to this Registration Statement).